Exhibit 16.1

September 24, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street N.E.

Washington, D.C. 20549

Re: Hepion Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have read the statements made by Hepion Pharmaceuticals, Inc. under Item 4.01 of its Form 8-K dated September 24, 2026, and we agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York